Exhibit 99.1

Energous Appoints Cesar Johnston as Chief Executive Officer

Johnston’s transition to permanent leadership role at the wireless charging technology developer effective Dec. 6, 2021

SAN JOSE, Calif. – Dec. 9, 2021 – Energous Corporation (Nasdaq: WATT), the developer of WattUp® technology, today announced that Cesar Johnston has been appointed chief executive officer effective Dec. 6, 2021. Johnston has been with the company for the past seven years, first serving as chief operating officer and executive vice president of engineering, and as acting CEO since July 2021.

“Cesar has maintained a focus on execution and business strategy during this interim period, and has guided Energous through an impressive wave of recent regulatory approvals of our wireless power transfer technology,” said Dan Fairfax, chairman of the Energous board of directors. “The board was pleased to appoint Cesar as chief executive officer to lead our march to open up new global markets for our products and offerings. His deep understanding of RF power and expertise in the rapidly evolving applications for wireless charging were critical to our decision to elevate him to full-time CEO. We’re proud to make this announcement and are looking forward to working with Cesar.”

Johnston’s appointment as CEO follows several recent regulatory approvals for Energous’ WattUp wireless power transfer technology, including the first regulatory approval of Energous’ 1W WattUp PowerBridge transmitter in Asia for RF-based power transfer at any distance, U.S. Federal Communications Commission (FCC) approval for 10W of wireless power transfer up to one meter and U.S. and European regulatory approval for both Energous’ WattUp PowerHub and the 1W WattUp PowerBridge. These developments are expected to open new market opportunities for Energous’ wireless charging technology across the globe.

“Energous is the leader in RF wireless power networks, and I look forward to working with the board and our entire team to achieve the company’s full business and technology potential,” Johnston said. “With a strong focus on applications that support distance transmission for IoT wireless power networks and with the momentum our business has headed into 2022, we’re excited about what’s to come.”

Johnston brings to the CEO role over 25 years of experience in the RF wireless connectivity and RF wireless charging business. He held senior engineering roles at Marvell and Broadcom before joining Energous in 2014, where he has been responsible for the company’s management, technical direction, and pioneering research and development to produce Energous’ state-of-the-art RF-based wireless power transfer technologies. He holds bachelor’s and master’s degrees in electrical engineering from New York University’s Tandon School of Engineering and a certificate of business excellence (COBE) from the University of California, Berkeley.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the Wireless Power Network global leader. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for industrial and retail IoT, smart homes, smart cities and medical devices. Energous develops silicon-based wireless power transfer (WPT)

technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 patents for its WattUp wireless charging technology to-date.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other similar terms. Examples of our forward-looking statements in this release include, but are not limited to, our statements about the future of the global wireless charging industry, statements about our technology and its expected functionality, statements about any governmental approvals we may need to operate our business and statements with respect to expected company growth and the success of our senior management. Factors that could cause actual results to differ from current expectations include: uncertain timing of any necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, together with the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q, as well as any other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.